UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 7, 2013

FINDEX.COM, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-29963	88-0378462
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

18151 Lafayette Avenue, Elkhorn, Nebraska	68022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(402) 333-1900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Information.

Item 8.01 – Other Information.

On December 14, 2012, we filed a preliminary information statement on SEC Schedule 14C in connection with a written consent obtained as of December 13, 2012 from certain of our principal stockholders holding 48,099,043 shares of our outstanding common stock, representing a 55% majority thereof, authorizing a resolution as to the adoption of an amendment to our Articles of Incorporation increasing the number of our authorized shares of common stock from 120,000,000 to 800,000,000.   As stated in the referenced 14C preliminary information statement filing, the 680,000,000 additional shares of common stock included in the authorized increase are viewed by us to be potentially required in order to pursue possible future acquisitions or other business combinations, and/or possible future equity, convertible debt, or equity-linked financings.  This filing was initiated in relation to our interest in taking the authorized corporate action in the immediate term, prior to any separate, specific corporate actions involving any such  possible future acquisitions or other business combinations and/or possible financings in relation to which such shares would be required pursuant to existing (contingent) commitments.  Since December 14, 2012, however, our board of directors has determined to delay, indefinitely, the effecting of the authorized share increase until such time, if at all, as the specifics surrounding the need for any such shares are known to us.  For this reason, we have determined to similarly delay for the time being the refiling of the related 14C information statement, in either preliminary and/or definitive form.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINDEX.COM, INC.

Dated: January 11, 2013	By:	/s/ Steven Malone
Steven Malone
President & Chief Executive Officer